Exhibit 10.6

WAIVER

This Waiver (this “Waiver”) is entered into as of June 28, 2016, by and between Great Basin Scientific, Inc., a Delaware corporation (the “Company”), and the investor (the “Investor”) which is one of the investors in the Company’s offering of units of the Company which closed on June 1, 2016, as described below, with reference to the following facts:

A. On May 26, 2016, the Company entered into subscription agreements (“Subscription Agreements”) with certain investors, including the Investor, relating to the sale and issuance by the Company of up to 3,160,000 Units (the “Units”), at a price of $1.90 per Unit, each of which consists of one share of the Company’s common stock and one Series G Warrant (the “Offering”).

B. The sale and issuance of the Units occurred at a closing on June 1, 2016 (the “Closing Date”).

C. In accordance with the terms of Section 18 of the Subscription Agreements, the Company agreed that for a period of ninety (90) days from the date hereof, the Company shall not, without the prior written consent of the Required Investors (as defined below), directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, other than an “Exempt Issuance” as defined in the Series G Warrants and any shares of common stock issuable pursuant to the Company’s convertible notes as described in clause (b) of Exempt Issuance as defined in the Series G Warrants (the “Lock-up”).

D. The Company is currently contemplating entering into a new transaction (the “New Offering”) for the issuance of: (i) a new series of senior secured convertible notes in the aggregate principal amount of $75,000,000 (as amended, restated and/or refinanced from time to time, the “New Notes”), which will be secured by Liens (as defined in the 2015 Notes) as set forth in the Security Documents (as defined in the securities purchase agreement substantially in the form attached hereto as Exhibit A (the “New SPA”), (ii) Series H warrants to purchase Common Stock substantially in the form attached as Exhibit B to the New SPA (“New Warrants”), the issuance of the New Notes and New Warrants pursuant to the terms and conditions set forth in the New SPA and the other New Transaction Documents (as defined in the New SPA) (as amended, restated and/or, in the case of the New Notes, refinanced from time to time, the “New Transaction Documents”), (iii) warrants to purchase common stock issuable to ROTH Capital Partners, LLC as placement agent for the New Offering in an amount equal to 3% of the aggregate dollar amount raised under the New Notes based on the exercise price of such warrants which will be equal to the exercise price of the New Warrants (the “Placement Agent Warrants”), such Placement Agent Warrants to vest pro rata with the release of funds under the New Notes from restricited accounts to the Company and (iv) warrants to purchase common stock issuable to the Utah Autism Foundation and Springforth Investments, LLC (entities controlled by David Spafford, chairman of the Company) in consideration of the subordination to the New Notes of outstanding indebtedness owed by the Company to such entities in an amount equal to 3% of the number of New Warrants issued with terms identical to the New Warrants (the “Subordination Warrants”).

E. The Company desires to obtain a waiver of the provisions of Section 18 of the Subscription Agreement with the Investor solely with respect to the New Offering.

F. In compliance with Section 18 of the Subscription Agreements, this Waiver shall only be effective upon the execution and delivery of this Waiver and waivers in form and substance identical to this Waiver (the “Other Waivers”) by other investors who executed Subscription Agreements in the Offering (each an “Other Investors”) representing on the Closing Date of the Offering at least sixty-seven percent (67%) of the aggregate number of shares of common stock purchased in the Offering pursuant to the Subscription Agreements (the “Required Investors”) (such time, the “Effective Time”).

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Waiver. The Investor hereby waives, effective as of the Effective Time, Section 18 of the Investor’s Subscription Agreement solely with respect to the Company’s offering and consummation of the New Offering, the offer and issuance of the Placement Agent Warrants and the offer and issuance of the Subordination Warrants.

2. Acknowledgments. The Company hereby confirms and agrees that (i) except with respect to the waivers set forth in Section 1 above that are effective as of the Effective Time, the Subscription Agreements shall continue to be, in full force and effect; (ii) the execution, delivery and effectiveness of this Waiver shall not operate as an amendment of any right, power or remedy of the Investor except to the extent expressly set forth herein.

3. No Material, Nonpublic Information. On or before 8:30 a.m., New York City time, on the first Business Day after the New SPA has been executed, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the New Transaction Documents in the form required by the 1934 Act and attaching the material New Transaction Documents and the form of this Waiver as exhibits to such filing (including all attachments), the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its respective officers, directors, employees, affiliates or agents, on the one hand, and of the Investor or any of its affiliates, on the other hand, shall terminate and be of no force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Investor. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any Investor without the Investor’s consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

4. Independent Nature of Investor Obligations and Rights. The obligations of the Investor under this Waiver are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Waiver. Nothing contained herein or in any Other Waiver, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Waiver and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Waiver. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Waiver or, any Other Waiver, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

5. No Third Party Beneficiaries. This Waiver is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6. Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7. No Strict Construction. The language used in this Waiver will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8. Headings. The headings of this Waiver are for convenience of reference and shall not form part of, or affect the interpretation of, this Waiver.

9. Severability. If any provision of this Waiver is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Waiver so long as this Waiver as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

10. Amendments. No provision of this Waiver may be amended other than by an instrument in writing signed by the Company and the Required Investors.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Waiver and the consummation of the transactions contemplated hereby.

12. Notice. Whenever notice is required to be given under this Waiver, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the SPA.

13. Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

14. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meaning set forth in the Registration Rights Agreement.

15. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Waiver and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

COMPANY:

GREAT BASIN SCIENTIFIC, INC.

By:
	Name:	Ryan Ashton
	Title:	President, CEO

[Signature Page to Unit Waiver]

IN WITNESS WHEREOF, each Undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

INVESTOR:

By:
Name:
Title:

[Signature Page to Unit Waiver]